UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2023

Actelis Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4039 Clipper Court, Fremont, CA 94538
(Address of principal executive offices)

(510) 545-1045

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 25, 2023, Actelis Networks, Inc. (the "Company") received a notification letter (the "Notice") from The Nasdaq Stock Market LLC (the "Nasdaq") indicating that the Company was not in compliance with Nasdaq's Listing Rule 5550(b)(1) because the Company's shareholders' equity for the quarter ended June 30, 2023 (the "Quarter"), as reported in the Company's Form 10-Q for the Quarter, was below the minimum shareholders' equity requirement of $2,500,000 (the "Shareholders' Equity Requirement").

The Notice had no immediate effect on the Company's continued listing on Nasdaq, subject to the Company's compliance with the other continued listing requirements. In accordance with Nasdaq rules, the Company has been provided 45 calendar days, to submit a plan to regain compliance with the Shareholders' Equity Requirement (the "Compliance Plan"). If the Compliance Plan is accepted, Nasdaq may grant up to 180 calendar days from the date of the Notice for the Company to regain compliance with the Shareholders' Equity Requirement.

The Company intends to timely submit a Compliance Plan to Nasdaq to regain compliance with the Shareholders' Equity Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

Dated: August 31, 2023	By:	/s/ Tuvia Barlev
	Name:	Tuvia Barlev
	Title:	Chief Executive Officer